UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification to Rights of Securities Holders

Item 5.01	Change in Control

       On May 9, 2008, the Registrant completed an initial closing of a Series C Preferred Stock offering (the “Series C Offering”) whereby the Registrant sold an aggregate of 24,978 shares of its newly created Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) together with detachable warrants (“Warrants”) to acquire an aggregate of 17,200,200 shares of its common stock to accredited investors as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

       As further described below, the Series C Preferred stock is convertible into shares of the Registrant’s common stock at an initial rate of 1,000 shares of common stock for each share of Series C Preferred Stock subject to adjustment pursuant to the Series C Certificate of Designation (as defined below) and votes on an as-converted basis together with the Registrant’s common stock and any class of preferred stock entitled to vote with the Registrant’s common stock at any annual or special meeting of the Registrant. The Warrants are exercisable for a period of five years from the date of grant at an initial exercise price of $0.75 per share, subject to adjustment for, among other things, stock splits, stock dividends, distributions, reclassifications and sales below the exercise price.

       Of the Series C Preferred Stock and Warrants sold, notes (the “2008 Bridge Notes”) in the principal amount of $5,202,292 plus accrued interest thereon, which were issued by the Registrant’s subsidiary Kirk Pharmaceuticals, LLC (“Kirk”) in the Registrant’s recent bridge note financing that initially closed on April 3, 2008 (the “2008 Bridge Note Offering”), were exchanged at a premium of 10% into (i) an aggregate of 11,778 shares of Series C Preferred Stock and Warrants to acquire an aggregate of 5,889,000 shares of common stock, and (ii) bridge Warrants to acquire an aggregate of 4,711,200 shares of common stock (equal to 40% of the number of shares of common stock issuable upon conversion of the Series C Preferred Stock receivable upon conversion of the 2008 Bridge Notes). In addition, Ronald H. Lane, Ph.D., the Registrant’s Chief Executive Officer and Chairman of the Board, converted $100,000 of deferred compensation due under his employment agreement for an investment of like amount in the Series C Offering entitling him to 200 shares of Series C Preferred Stock and Warrants to acquire 100,000 shares of common stock. Similarly, John Copanos, the President and Chief Operating Officer of Kirk, has agreed to convert $500,000 of his outstanding promissory note issued by the Registrant in the principal amount of $2,000,000 for an investment of like amount in the Series C Offering which will entitle him to 1,000 shares of Series C Preferred Stock and Warrants to acquire 500,000 shares of common stock.

       Pursuant to a registration rights agreement entered into with purchasers of the Series C Preferred Stock, the Registrant agreed to use its best efforts to file, within 45 days of the final closing of the Series C Offering, with the Securities and Exchange Commission a registration statement (the “Mandatory Registration Statement”) covering the registration of (i) securities issuable upon exercise of the Warrants and placement agent warrants, (ii) securities issued by way of liquidated damages under the registration rights agreement, (iii) up to 1,000,000 shares of common stock owned by Maneesh Pharmaceuticals Ltd. (“Maneesh”) prior to May 8, 2008, (iv) 1,000,000 shares of common stock beneficially owned by Harcharan Singh as of May 8, 2008, and (v) 1,000,000 shares of common stock beneficially owned by Ronald Lane as of May 8, 2008 (collectively the “Registrable Securities”). If the registration statement has not been filed within 45 days of final closing of the Series C Offering or declared effective within 195 days following final closing, the Registrant has agreed to pay to the purchasers liquidated damages, payable in cash or Series C Preferred Stock, of 1% of the purchase price paid by the purchaser in the Series C Offering for each month until the registration statement is declared effective, with the total of the foregoing capped at 10%. If the Mandatory Registration Statement has not been declared effective and the Registrant receives a request between October 6, 2008 and May 9, 2010 from purchasers who invested at least $500,000 in the Series C Offering that the Registrant file a registration statement, then the Registrant shall, subject to certain limitations, file a registration covering the Registrable Securities requested to be registered. Further, if the Mandatory Registration Statement has not been declared effective and the Registrant files a registration statement for its own account or the account of others then the Registrant shall, subject to customary cutbacks and restrictions, include in such registration statement the Registrable Securities of the purchasers of the Series C Preferred Stock that request to be included.

      The Registrant has previously entered into an agreement with its placement agent, as subsequently amended, pursuant to which its placement agent is entitled to (i) a cash commission of 10% of the purchase price of the 2008 Bridge Notes (and in the case of Maneesh and a purchaser of 2008 Bridge Notes in the principal amount of $200,000, 3%) plus warrants to purchase 10% of the number of shares of common stock into which the 2008 Bridge Notes purchased by investors introduced by the placement agent are convertible (and in the case of Maneesh and a purchaser of 2008 Bridge Notes in the principal amount of $200,000, 5%), specifically excluding the 2008 Bridge Notes issued in exchange of convertible bridge notes issued in the Registrant’s 2007 Bridge Note Offering and a note issued to an affiliate of Mr. Harcharan Singh, 2133820 Ontario, Inc. (“Ontario”), dated April 20, 2007; and (ii) a cash commission of 10% of the purchase price of the Series C Preferred Stock specifically excluding “roll-overs” from the 2008 Bridge Notes purchased by investors introduced by the placement agent (and 2% in the case of Registrant introductions, except in the case of Maneesh and Ontario where it shall be 3%) plus warrants to purchase 10% of the number of shares into which the Series C Preferred Stock is convertible (excluding “roll-overs” from the 2008 Bridge Notes) purchased by investors introduced by the placement agent (and 5% in the case of Registrant introductions). The warrants issuable to the placement agent are exercisable for five years from the date of issuance and are to be on the same terms as the purchaser Warrants except that the placement agent’s warrants shall be exercisable on a “cashless” or “net issuance” basis.

      The incremental gross proceeds to the Registrant from the initial closing of the Series C Offering is $6,000,000 and together with the 2008 Bridge Note Offering, the incremental gross proceeds to the Registrant is $7,565,000.

      With the new infusion of cash from the Series C Offering, it is the Registrant’s present intention to retire its material outstanding indebtedness other than its credit facility with the Bank of India, New York Branch (“BOI”), in the current principal amount of $6,550,000 (the “BOI Loan”).

As a consequence, on or around May 12, 2008, the Registrant repaid an aggregate of $2,445,000 to holders of delinquent convertible promissory notes in like principal amount issued by the Registrant in a bridge note offering that initially closed in October 2005 (the “2005 Bridge Notes”). In addition, the Registrant repriced warrants to purchase an aggregate of 807,492 shares of common stock, issued to holders of the 2005 Bridge Notes, to $0.75 per share and extended the term of such warrants by one year. The Registrant has further agreed to issue an aggregate of 816 shares of Series C Preferred Stock and 1,091,812 shares of common stock in lieu of payment of accrued and unpaid interest under the 2005 Bridge Notes. In consideration of the aforesaid, the Registrant has obtained a full release from holders of the 2005 Bridge Notes in connection with the 2005 Bridge Notes and related transactions. The Registrant presently intends to use a portion of the proceeds from the initial closing of the Series C Offering and future closings to retire further indebtedness including, without limitation, indebtedness under the 2008 Bridge Notes in the principal amount of $1,590,000 (that did not convert into the Series C Offering), indebtedness under the Copanos Note in the principal amount of $1,500,000 (after giving effect to the conversion of $500,000 into the Series C Offering), indebtedness under a remaining 2005 Bridge Note in the principal amount of $500,000 held by a holder that commenced a lawsuit against the Registrant and indebtedness under a note in the principal amount of approximately $800,000 held by a distributor of Kirk.

     In connection with the Series C Offering, the Registrant’s board authorized the following issuances: (i) 2,000,000 shares of restricted common stock to Harcharan Singh, vesting over twenty four months, with one-third vesting on each of May 9, 2008, May 9, 2009 and May 9, 2010; (ii) 1,000,000 shares of restricted common stock to Ronald Lane, vesting over twenty-four months, with one-third vesting on each of May 9, 2008, May 9, 2009 and May 9, 2010; (iii) 125,000 shares of common stock and five-year warrants to acquire 250,000 shares of common stock at an initial exercise price of $0.75 per share to the Registrant’s former directors, William McCormick and Richard Feldheim, who recently resigned on April 29, 2008; and (iv) a warrant to acquire 1,400,000 shares of common stock to John Copanos which together with the previously granted warrant to acquire 2,100,000 shares of common stock, vest as follows: 1,500,000 shares of common stock vest immediately, 1,000,000 shares of common stock vest on April 28, 2009 and 1,000,000 shares of common stock vest on April 28, 2010. Further, in addition to the repricing of the 2005 Bridge Note warrants, the Registrant’s board authorized the repricing of additional warrants to acquire an aggregate of 875,263 shares of common stock to $0.75 per share. The Registrant has also agreed to reprice options to acquire 600,000 shares of common stock held by Steven Getraer, the Registrant’s Chief Financial Officer, to $0.75 per share and to issue to him options to acquire a further 600,000 shares of common stock at an initial exercise price of $0.75 per share.

     The lead investor in the Series C Offering was Svizera Holdings BV (“Svizera”) which invested an aggregate of $6 million in the Series C Offering (including the “roll-over” of a 2008 Bridge Note in the principal amount of $1 million) from its working capital. Svizera is a wholly-owned subsidiary of Maneesh, which is controlled by Vinay Sapte and his brother Maneesh Sapte. Vinay Sapte was recently appointed to the Registrant’s board on April 29, 2008 and Maneesh Sapte, together with Jyotindra Gange, both Maneesh designees, are proposed to become members of the Registrant’s board on May 23, 2008. In addition, Ontario, an affiliate of Mr. Harcharan Singh, invested an aggregate of $2,652,292 in the Series C Offering (including the “roll-over” of a 2008 Bridge Note in the principal amount of $1,652,292) from its working capital and, together with the Maneesh designees, is proposed to become a member of the Registrant’s board on May 23, 2008.

     As a result of the foregoing, Messrs Sapte and Maneesh will each beneficially own 24,904,700 shares of the Registrant’s common stock or approximately 51.4% of the outstanding shares of the Registrant and Mr. Singh, together with Ontario, will beneficially own 15,276,858 shares of the Registrant’s common stock or approximately 38.1% of the outstanding shares of common stock of the Registrant based on 29,202,356 shares of common stock outstanding as of May 9, 2008 (excluding 10,661,000 shares of common stock being treated as treasury stock and after giving effect to (i) 4,000,000 shares of common stock that the Registrant has agreed to issue (but have not been issued as of the date hereof) to Maneesh for obtaining the release of the Bank of India guarantees and undertakings (the “Nostrum Guarantee”) of Nostrum Pharmaceuticals, Inc. (“Nostrum”) and Nirmal Mulye, Ph.D., (ii) 1,358,458 shares of common stock that the Registrant has agreed to issue (but which have not been issued as of the date hereof) to holders of the 2008 Bridge Notes, (iii) 1,091,812 shares of common stock that the Registrant has agreed to issue (but have not been issued as of the date hereof) to certain 2005 Bridge Note holders, (iv) 3,250,000 shares of common stock that the Registrant has, as described above, agreed to issue in the aggregate to Ronald Lane, Harcharan Singh, William McCormick and Richard Feldheim, and (v) 324,900 shares of common stock that the Registrant has agreed to issue (but have not been issued as of the date hereof) to other parties).

     Vinay Sapte, Ronald Lane and Harcharan Singh and their respective affiliates are among principal parties to a Voting Agreement dated as of May 9, 2008 entered into upon the initial closing of the Series C Offering. Under the terms of the Voting Agreement, each of the parties agrees to vote all of its shares to ensure that the size of the Registrant’s board will be five directors (or seven if the board resolves to expand its size to seven). Further, each of the parties agrees to vote its shares in favor of the following designations: (i) one director designated by Ronald Lane and his affiliates (to initially be Dr. Lane), (ii) one director designated by Harcharan Singh and his affiliates (to initially be Mr. Singh), (iii) three directors designated by Maneesh and its affiliates (to initially be Vinay Sapte, Maneesh Sapte and Jyotindra Gange). The Voting Agreement further provides that if the board is expanded to seven directors, then Maneesh and its affiliates shall be entitled to one further designee and Axiom Captial Management LLC (“Axiom”) and Indigo Securities LLC (“Indigo”) shall be entitled to designate one director. If certain of the parties to the Voting Agreement cease to beneficially own at least 4% of the outstanding shares of common stock of the Registrant determined immediately after giving effect to the initial closing of the Series C Offering, then the right of designation applicable to such party shall terminate and the right shall vest in the entire board.

     As a result of recent changes to the composition of Registrant’s board following the release of the Nostrum Guarantee on April 29, 2008 and its replacement with a letter of credit in favor of BOI securing the BOI Loan, the Registrant’s current board members are Ronald Lane and Vinay Sapte. Maneesh Sapte, Jyotindra Gange and Harcharan Singh are proposed to fill vacancies on the Registrant’s board on May 23, 2008 resulting from an increase in the size of the board to five (that will become effective on May 23, 2008) and the recent resignations of Messrs. McCormick and Feldheim.

     Svizera and the Registrant have also executed a side letter agreement dated May 9, 2008 whereby the Registrant agreed, among other things, to become a party to the Voting Agreement, to “gross-up” 4,000,000 shares of common stock issuable to Maneesh in consideration of the release of Nostrum Guarantee in the event that 10,661,000 shares of common stock are ultimately returned or released to Nostrum and to the subrogation of Maneesh to BOI in the event that Maneesh becomes a guarantor of the credit facility. Further, Svizera agreed that neither it nor its affiliates would engage Nostrum, Dr. Mulye or Anil Anand or any of their affiliates in connection with the Registrant except to resolve outstanding disputes between the Registrant and Dr. Mulye and his affiliates.

     To ensure that the investment by Maneesh and the related transactions are effected as contemplated, the Registrant entered into an amendment to its Rights Agreement, dated as of September 8, 2006, pursuant to which Maneesh and its affiliates as well as Ronald Lane, Harcharan Singh, Axiom and Indigo and their affiliates will not be considered an “Acquiring Person” as a result of the transactions described herein.

     The foregoing description of the transactions described above is qualified in its entirety by the form of transaction documents attached as exhibits hereto.

     The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

     THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN CONNECTION WITH THE SERIES C OFFERING WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      On May 9, 2008, the Registrant filed with the Secretary of State of the State of Nevada a Certificate of Designations, Preferences and Rights of Series C Convertible Redeemable Preferred Stock (the “Certificate of Designation”) establishing the rights, preferences, restrictions and other matters relating to 100,000 shares of Series C Preferred Stock.

      Pursuant to the Certificate of Designation, the Series C Preferred Stock votes, on an as-converted basis, together with the Registrant’s common stock and any class of preferred stock entitled to vote with the Registrant’s common stock in any annual or special meeting of stockholders. The shares of Series C Preferred Stock are convertible, both at the option of the holder and the Registrant according to the terms of Certificate of Designation, at the initial rate of 1,000 shares of common stock for each share of Series C Preferred Stock (based on a stated value of $500 per share and an initial conversion price of $0.50) subject to adjustment for, among other things, stock splits, stock dividends, distributions, reclassifications and sales below the conversion price.

      Holders of Series C Preferred Stock are entitled to receive cumulative dividends at the rate of 6% of the stated value per annum on each outstanding share of Series C Preferred Stock accruing from May 9, 2008 until the earlier of May 9, 2011 or the conversion thereof into shares of common stock, payable quarterly on March 31, June 30, September 30 and December 31, with the first payment due June 30, 2008, and payable in cash or shares of Series C Preferred Stock in accordance with the terms of the Certificate of Designation. Holders of Series C Preferred Stock shall also be entitled to participate on a pro-rata basis in any dividends paid on the Registrant’s common stock on an as-converted basis.

     The Certificate of Designation further provides that each share of Series C Preferred Stock will also be entitled to a preference equal to 125% of the sum of the stated value plus accrued but unpaid cash dividends upon the merger, acquisition, sale of voting control or sale of all or substantially all of the assets of the Registrant, upon the liquidation, dissolution or winding-up of the Registrant or upon an event of bankruptcy of the Registrant.

      On May 9, 2011, the then outstanding shares of Series C Preferred Stock are mandatorily redeemable by the Registrant at a redemption price of the stated value plus accrued but unpaid dividends on the shares of Series C Preferred Stock.

      The foregoing description is a summary and is qualified in its entirety by the Certificate of Designation attached as an exhibit hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

	3.1	Form of Certificate of Designations, Preferences and Rights of Series C Convertible Redeemable Preferred Stock of Synovics Pharmaceuticals, Inc.

	10.1	Form of Subscription Agreement*

	10.2	Form of Registration Rights Agreement*

	10.3	Form of Common Stock Purchase Warrant*

	10.4	Voting Agreement dated as of May 8, 2008*

	10.5	Side Letter dated May 8, 2008 between Synovics Pharmaceuticals Inc. and Svizera Holdings BV*

	10.6	Amendment No. 1 to Rights Agreement dated as of May 9, 2008 between Synovics Pharmaceuticals, Inc. and Continental Stock Transfer Company*

* To be filed by amendment.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2008

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Ronald Howard Lane
Name:	Ronald Howard Lane, Ph.D.
Title:	Chief Executive Officer